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                                                                      EXHIBIT 11

                        COMMERCIAL FEDERAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

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                                                                         Three Months Ended                 Six Months Ended
                                                                            December 31,                      December 31,
                                                                    ------------------------------    ------------------------------
                                                                         1998             1997              1998             1997
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
COMPUTATION OF INCOME PER BASIC AND DILUTED SHARES:
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Net income                                                          $ 31,226,000     $ 25,455,000      $ 46,349,000     $ 51,410,000
                                                                    =============    =============     =============    ============

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BASIC EARNINGS PER SHARE:
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Weighted average number of common shares
  outstanding used in basic earnings per share calculation            59,469,858       55,760,561        59,037,869       55,503,961
                                                                    =============    =============     =============    ============

Net income                                                          $        .53     $        .46      $        .79     $        .93
                                                                    =============    =============     =============    ============

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DILUTED EARNINGS PER SHARE:
---------------------------

Weighted average number of common shares
  outstanding used in basic earnings per share calculation            59,469,858       55,760,561        59,037,869       55,503,961
Add assumed exercise of outstanding stock options
  as adjustments for dilutive securities                                 588,102        1,380,977           715,063        1,345,097
                                                                    -------------    -------------     -------------    ------------

Weighted average number of common shares
  outstanding use in diluted earnings per share calculation           60,057,960       57,141,538        59,752,932       56,849,058
                                                                    =============    =============     =============    ============

Net income                                                          $        .52     $        .45      $        .78     $        .90
                                                                    =============    =============     =============    ============

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